UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 9, 2007

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 -- Other Events.

During the third quarter of 2006, we were sued in the Circuit Court of Pulaski County Arkansas, by Rock Capital, LLC, a former consultant. Our Chairman and CEO, Dennis Cossey, and our CFO, Andrew Melton, were also named as defendants in the law suit. In its suit, the Plaintiff alleged breach of contract, slander, fraud in the inducement, fraud, and negligence.

In October 2006, the Plaintiff voluntarily withdrew its slander claims. On February 2, 2007, the Court dismissed with prejudice (i) all of the Plaintiff’s claims against Messrs. Cossey and Melton and (ii) all of the Plaintiff’s claims other than breach of contract against us.

On February 9, 2007, in a 9 to 3 verdict, the jury found for the Plaintiff on its breach of contract claim, awarding it $298,720.01, which was the remaining balance due under the Plaintiff’s consulting contract with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOENERGY CORPORATION
(Registrant)

Date: February 16, 2007	By:	/s/ Andrew T. Melton
Name: Andrew T. Melton
Title: Executive Vice President and Chief Financial Officer